Exhibit 99.1

Thoughtworks Reports Second Quarter 2024 Financial Results

●	Second quarter revenues of $251.7 million

●	Thoughtworks signed definitive merger agreement to be taken private by an affiliate of funds advised by Apax Partners LLP

CHICAGO, IL., () – Thoughtworks Holding, Inc. (NASDAQ: TWKS) (“Thoughtworks” or the “Company”), a leading global technology consultancy, today reported results for the second quarter of 2024.

Acquisition Update

As announced a short time ago, Thoughtworks has entered into a definitive merger agreement to be acquired by an affiliate of funds advised by Apax Partners LLP for $4.40 per share. A copy of the press release can be found by visiting the Investor Relations section of the Thoughtworks corporate website at thoughtworks.com. In light of the announced transaction, Thoughtworks will not be holding a conference call to discuss its June 30, 2024 financial results.

Update on Restructuring Activities

On August 8, 2023, Thoughtworks initiated several measures to reduce operational costs and better align our business with our customers’ needs in a challenging macroeconomic environment. On May 7, 2024, we increased our restructuring program to capture additional cost savings. On August 2, 2024, the Company’s Board of Directors approved a second increase to its restructuring plan.

During the second quarter of 2024, Thoughtworks incurred pre-tax cash charges of approximately $7.2 million, which include $6.2 million in wage-related costs and $1.0 million in non-wage related costs. Since the program’s inception in August 2023 through June 30, 2024, we have incurred pre-tax cash charges of approximately $28.3 million, which include $24.5 million in wage-related costs and $3.8 million in non-wage related costs, and have achieved $108 million of annualized savings.

Thoughtworks is increasing its restructuring program to capture additional savings of $85 million to $95 million, for a total restructuring program savings of $185 million to $210 million. We now expect the restructuring program to be completed by October 31, 2024.

Thoughtworks now expects to incur additional pre-tax cash charges of approximately $30.0 million to $35.0 million, for total expected pre-tax charges of approximately $56.5 million to $68.0 million (the “Updated 2024 Total Charges”). The Updated 2024 Total Charges include $51.0 million to $59.0 million in wage-related expenses, such as employee severance and related benefits, and $5.5 million to $9.0 million in non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees. We anticipate our additional cost reduction efforts to impact approximately 6% to 7% of our headcount globally.

QTD second quarter 2024 highlights

Revenues for the second quarter were $251.7 million, a year-over-year decline of (12.4)%, or a year-over-year decline of (11.3)% in constant currency.

Net loss margin for the second quarter was (14.5)% compared to (4.3)% for the second quarter of 2023. Adjusted EBITDA Margin for the second quarter was 2.3% compared to 10.2% for the second quarter of 2023.

Diluted loss per share for the second quarter was $(0.11) compared to $(0.04) for the second quarter of 2023. Adjusted diluted loss per share for the second quarter was $(0.03) compared to Adjusted Diluted EPS of $0.03 for the second quarter of 2023.

YTD second quarter 2024 highlights

Revenues for the six months ended were $500.3 million, a year-over-year decline of (15.8)%, or a year-over-year decline of (15.2)% in constant currency. Acquisitions completed in the last twelve months had an immaterial contribution to revenue growth for the six months ended June 30, 2024.

Net loss margin for the six months ended was (13.5)% compared to (3.4)% for six months ended June 30, 2023. Adjusted EBITDA Margin for the six months ended was 2.5% compared to 10.8% for the six months ended June 30, 2023.

Diluted loss per share for the six months ended was $(0.21) compared to $(0.06) for the six months ended June 30, 2023. Adjusted diluted loss per share for the six months ended was $(0.05) compared to Adjusted Diluted EPS of $0.06 for the six months ended June 30, 2023.

QTD second quarter 2024 summary

	Three Months Ended June 30,
$ in millions, except per share data	2024	2023	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$251.7	$287.2	$(35.5)	(12.4)%
Gross Profit	$70.2	$90.9	$(20.7)	(22.8)%
Gross Margin	27.9%	31.6%	(3.7)%
SG&A	$79.8	$86.6	$(6.8)	(7.9)%
SG&A Margin	31.7%	30.2%	1.5%
Stock-based compensation(3)	$9.3	$17.6	$(8.3)	(47.2)%
Net loss	$(36.5)	$(12.3)	$(24.2)
Net loss margin	(14.5)%	(4.3)%	(10.2)%
Diluted loss per share	$(0.11)	$(0.04)	$(0.07)
Cash flow from operations	$(18.2)	$(2.8)	$(15.4)
Non-GAAP Metrics(4):
Revenue Growth Rate at constant currency(5)	(11.3)%	(12.5)%
Adjusted Gross Profit	$76.9	$105.0	$(28.1)	(26.8)%
Adjusted Gross Margin	30.6%	36.6%	(6.0)%
Adjusted SG&A	$70.7	$76.0	$(5.3)	(7.0)%
Adjusted SG&A Margin	28.1%	26.5%	1.6%
Adjusted Net (Loss) Income	$(8.5)	$10.1	$(18.6)
Adjusted EBITDA	$5.7	$29.3	$(23.6)	(80.5)%
Adjusted EBITDA Margin	2.3%	10.2%	(7.9)%
Adjusted Diluted (Loss) Earnings Per Share	$(0.03)	$0.03	$(0.06)
Free Cash Flow	$(21.7)	$(4.8)	$(16.9)

YTD second quarter 2024 summary

	Six Months Ended June 30,
$ in millions, except per share data	2024	2023	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$500.3	$594.3	$(94.0)	(15.8)%
Gross Profit	$140.0	$188.4	$(48.4)	(25.7)%
Gross Margin	28.0%	31.7%	(3.7)%
SG&A	$156.0	$173.0	$(17.0)	(9.8)%
SG&A Margin	31.2%	29.1%	2.1%
Stock-based compensation(3)	$20.0	$35.3	$(15.3)	(43.3)%
Net loss	$(67.4)	$(20.4)	$(47.0)
Net loss margin	(13.5)%	(3.4)%	(10.1)%
Diluted loss per share	$(0.21)	$(0.06)	$(0.15)
Cash flow from operations	$(34.0)	$30.2	$(64.2)
Non-GAAP Metrics(4):
Revenue Growth Rate at constant currency(5)	(15.2)%	(6.9)%
Adjusted Gross Profit	$154.0	$216.8	$(62.8)	(29.0)%
Adjusted Gross Margin	30.8%	36.5%	(5.7)%
Adjusted SG&A	$141.0	$153.2	$(12.2)	(8.0)%
Adjusted SG&A Margin	28.2%	25.8%	2.4%
Adjusted Net (Loss) Income	$(16.0)	$20.2	$(36.2)
Adjusted EBITDA	$12.5	$64.2	$(51.7)	(80.5)%
Adjusted EBITDA Margin	2.5%	10.8%	(8.3)%
Adjusted Diluted (Loss) Earnings Per Share	$(0.05)	$0.06	$(0.11)
Free Cash Flow	$(41.7)	$26.6	$(68.3)

(1)	For QTD and YTD, percentage change for net loss, diluted loss per share, cash flow from operations, adjusted net (loss) income, adjusted diluted (loss) earnings per share and free cash flow were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods.
(2)	Acquisitions completed in the last twelve months had an immaterial contribution to revenue growth for the quarter and six months ended June 30, 2024.
(3)	The three and six months ended June 30, 2024 include a net reversal of $0.6 million related to the CEO transition.
(4)	See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
(5)	Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.

Bookings

Our overall bookings for the trailing twelve months ended June 30, 2024 was $1.2 billion, stable sequentially and a year-over-year decrease from $1.5 billion. The sequential stability from the first quarter of 2024 to the second quarter of 2024 is a result of strong bookings in the first and second quarters of 2024 as our industry-based go-to-market strategy is gaining momentum. The 20.0% year-over-year decrease in bookings is primarily a result of reduced client budgets reflecting caution around the macroeconomic environment and smaller contract sizes which reflect a shift to offshore services, where bill rates are lower compared to onshore work, and, in certain cases, discounts or pricing adjustments.

	Trailing Twelve Months Ended June 30,
$ in millions	2024	2023
# of clients with bookings greater than $10 million	35	38
# of clients with bookings between $5 million and $10 million	24	27

Revenue by geography(6)

	Three Months Ended June 30,			Six Months Ended June 30,
$ in thousands	2024	2023	% Change	2024	2023	% Change
North America	$88,255	$107,570	(18.0)%	$177,055	$222,630	(20.5)%
APAC	89,095	98,680	(9.7)%	175,808	196,164	(10.4)%
Europe	63,054	65,763	(4.1)%	125,266	144,547	(13.3)%
LATAM	11,267	15,202	(25.9)%	22,135	30,930	(28.4)%
Total revenues	$251,671	$287,215	(12.4)%	$500,264	$594,271	(15.8)%

(6)	Revenues are presented geographically, by customer location. During the first quarter of 2024, in connection with the restructuring, the Company updated the disaggregation of revenue by customer location to reflect the geographical market based on contracting location, consistent with client ownership within our geographical markets, versus billing location, as previously reported. All corresponding disclosures and historical amounts have been recast to reflect the change.

Revenue by industry vertical

	Three Months Ended June 30,			Six Months Ended June 30,
$ in thousands	2024	2023	% Change	2024	2023	% Change
Technology and business services	$64,120	$69,695	(8.0)%	$129,489	$143,828	(10.0)%
Energy, public and health services	63,530	75,313	(15.6)%	126,552	159,352	(20.6)%
Retail and consumer	42,687	44,485	(4.0)%	81,618	92,397	(11.7)%
Financial services and insurance	36,928	52,778	(30.0)%	76,083	107,933	(29.5)%
Automotive, travel and transportation	44,406	44,944	(1.2)%	86,522	90,761	(4.7)%
Total revenues	$251,671	$287,215	(12.4)%	$500,264	$594,271	(15.8)%

Liquidity

We had cash and cash equivalents of $47.7 million as of June 30, 2024, along with $300.0 million of borrowing capacity under our revolving credit line, which was undrawn as of June 30, 2024. Our total debt outstanding, gross of deferred financing fees, was $291.8 million at June 30, 2024.

About Thoughtworks

Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 10,500 Thoughtworkers strong across 48 offices in 19 countries. For 30+ years, we’ve delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.

Investor contact:

Thoughtworks Holding, Inc.

Rob Muller: investor-relations@thoughtworks.com

Press contact:

Thoughtworks Holding, Inc.

Linda Horiuchi: linda.horiuchi@thoughtworks.com

Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.

Forward-looking statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under “Update on Restructuring Activities,” including expectations relating to the size of the restructuring actions, the amount and timing of related cost savings and charges and the potential long-term benefits of the restructuring actions; statements regarding relationships with existing and potential clients and their engagement decisions; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: current and future impact of macro-related factors on Thoughtworks’ clients’ engagement decisions, Thoughtworks’ business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to implement our restructuring actions, including the costs of such actions and the uncertainty of the impact of such actions on financial performance; the ability to maintain or acquire new client relationships; other general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); and our ability to successfully execute our strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks’ latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.

Revenue Growth Rate and Revenue Growth Rate at constant currency

Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.

Adjusted Gross Profit and Adjusted Gross Margin

We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Adjusted SG&A and Adjusted SG&A Margin

We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan and CEO transition costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.

Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share

We define Adjusted Net (Loss) Income as net loss adjusted for unrealized loss (gain) on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan, the change in fair value of contingent consideration, restructuring costs, CEO transition costs and income tax effects of adjustments.

We define Adjusted Diluted (Loss) Earnings Per Share as diluted loss per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net (Loss) Income. In other words, the numerator for Adjusted Diluted (Loss) Earnings Per Share utilizes Adjusted Net (Loss) Income. We calculate Adjusted Diluted (Loss) Earnings Per Share by dividing Adjusted Net (Loss) Income by diluted weighted average shares outstanding.

Our management uses Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.

Our management uses Adjusted Net (Loss) Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense; interest expense; other (income) expense, net, excluding a gain related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables; unrealized loss (gain) on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; employer payroll related expense on employee equity incentive plan; restructuring charges; and CEO transition costs. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.

Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Free Cash Flow

We define Free Cash Flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenues	$251,671	$287,215	$500,264	$594,271
Operating expenses:
Cost of revenues	181,444	196,338	360,257	405,860
Selling, general and administrative expenses	79,816	86,626	156,046	172,966
Depreciation and amortization	5,662	5,874	11,297	11,416
Restructuring	7,212	—	9,327	—
Total operating expenses	274,134	288,838	536,927	590,242
(Loss) income from operations	(22,463)	(1,623)	(36,663)	4,029
Other (expense) income:
Interest expense	(6,637)	(6,150)	(13,223)	(13,012)
Net realized and unrealized foreign currency (loss) gain	(5,905)	(30)	(16,313)	1,155
Other income (expense), net	144	135	493	(588)
Total other expense	(12,398)	(6,045)	(29,043)	(12,445)
Loss before income taxes	(34,861)	(7,668)	(65,706)	(8,416)
Income tax expense	1,629	4,604	1,666	11,963
Net loss	$(36,490)	$(12,272)	$(67,372)	$(20,379)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	2,864	(651)	2,500	(409)
Comprehensive loss	$(33,626)	$(12,923)	$(64,872)	$(20,788)

Net loss per common share:
Basic loss per common share	$(0.11)	$(0.04)	$(0.21)	$(0.06)
Diluted loss per common share	$(0.11)	$(0.04)	$(0.21)	$(0.06)

Weighted average shares outstanding:
Basic	323,000,992	317,341,907	322,819,551	316,899,214
Diluted	323,000,992	317,341,907	322,819,551	316,899,214

Stock-based compensation expense included in the condensed consolidated statements of loss and comprehensive loss was as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cost of revenues	$5,073	$10,696	$10,672	$21,226
Selling, general and administrative expenses (1)	4,265	6,910	9,285	14,059
Total stock-based compensation expense	$9,338	$17,606	$19,957	$35,285

(1)	The three and six months ended June 30, 2024 include a net reversal of $0.6 million related to the CEO transition.

THOUGHTWORKS HOLDING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,740	$100,305
Trade receivables, net of allowance of $9,890 and $9,550, respectively	143,849	167,942
Unbilled receivables	133,350	115,150
Prepaid expenses	15,772	19,692
Other current assets	25,906	25,269
Total current assets	366,617	428,358
Property and equipment, net	26,455	26,046
Right-of-use assets	35,274	41,771
Intangibles and other assets:
Goodwill	418,057	424,565
Trademark	273,000	273,000
Other intangible assets, net	107,576	114,186
Other non-current assets	20,121	19,310
Total assets	$1,247,100	$1,327,236
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,114	$2,767
Long-term debt, current	7,150	7,150
Accrued compensation	80,913	88,712
Deferred revenue	12,714	18,090
Accrued expenses and other current liabilities	24,140	27,260
Lease liabilities, current	13,595	15,301
Total current liabilities	141,626	159,280
Lease liabilities, non-current	24,915	29,791
Long-term debt, less current portion	282,694	286,035
Deferred tax liabilities	44,269	54,907
Other long-term liabilities	24,262	24,093
Total liabilities	517,766	554,106
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 373,578,081 and 372,876,082 issued, 323,109,543 and 322,407,385 outstanding at June 30, 2024 and December 31, 2023, respectively	374	373
Treasury stock, 50,468,538 and 50,468,697 shares at June 30, 2024 and December 31, 2023, respectively	(622,987)	(622,988)
Additional paid-in capital	1,648,567	1,627,491
Accumulated other comprehensive loss	(35,666)	(38,166)
Retained deficit	(260,954)	(193,580)
Total stockholders’ equity	729,334	773,130
Total liabilities and stockholders’ equity	$1,247,100	$1,327,236

THOUGHTWORKS HOLDING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(67,372)	$(20,379)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	14,377	18,220
Bad debt expense	2,237	2,596
Deferred income tax benefit	(9,943)	(12,033)
Stock-based compensation expense	19,957	35,285
Unrealized foreign currency exchange loss/(gain)	15,505	(735)
Non-cash lease expense on right-of-use assets	7,883	9,312
Other operating activities, net	534	2,018
Changes in operating assets and liabilities:
Trade receivables	18,236	47,332
Unbilled receivables	(20,746)	(15,276)
Prepaid expenses and other assets	1,808	2,727
Lease liabilities	(7,453)	(9,495)
Accounts payable	113	(813)
Accrued expenses and other liabilities	(9,087)	(28,516)
Net cash (used in) provided by operating activities	(33,951)	30,243
Cash flows from investing activities:
Purchase of property and equipment	(7,713)	(3,681)
Proceeds from disposal of fixed assets	191	221
Acquisitions, net of cash acquired	(1,399)	(15,989)
Net cash used in investing activities	(8,921)	(19,449)
Cash flows from financing activities:
Payments of obligations of long-term debt	(3,575)	(103,575)
Payments of debt issuance costs	—	(99)
Proceeds from issuance of common stock on exercise of options	1,272	3,816
Withholding taxes paid related to net share settlement of equity awards	(4,162)	(3,261)
Payment of contingent consideration	—	(13,996)
Other financing activities, net	—	80
Net cash used in financing activities	(6,465)	(117,035)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,924)	178
Net decrease in cash, cash equivalents and restricted cash	(52,261)	(106,063)
Cash, cash equivalents and restricted cash at beginning of the period	101,660	195,564
Cash, cash equivalents and restricted cash at end of the period	$49,399	$89,501

Supplemental disclosure of cash flow information:
Interest paid	$12,208	$12,544
Income taxes paid	$9,375	$31,929

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$47,740	$88,151
Restricted cash included in other non-current assets	1,659	1,350
Total cash, cash equivalents and restricted cash	$49,399	$89,501

THOUGHTWORKS HOLDING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages, share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(36,490)	$(12,272)	$(67,372)	$(20,379)
Unrealized foreign exchange loss (gain)	5,303	213	15,505	(735)
Stock-based compensation (a)	9,987	17,606	20,606	35,285
Amortization of acquisition-related intangibles	3,782	3,669	7,439	7,260
Acquisition costs (b)	800	2,100	1,709	3,806
Certain professional fees (c)	2,303	1,525	2,303	1,750
Employer payroll related expense on employee equity incentive plan (d)	43	249	264	491
Change in fair value of contingent consideration (e)	—	129	—	129
Restructuring (f)	7,212	—	9,327	—
CEO transition costs (g)	1,102	—	1,102	—
Income tax effects of adjustments (h)	(2,552)	(3,114)	(6,836)	(7,435)
Adjusted Net (Loss) Income	$(8,510)	$10,105	$(15,953)	$20,172

GAAP diluted weighted average common shares outstanding	323,000,992	317,341,907	322,819,551	316,899,214
Employee stock options, RSUs and PSUs	—	12,250,374	—	13,561,172
Adjusted diluted weighted average common shares outstanding	323,000,992	329,592,281	322,819,551	330,460,386
GAAP diluted loss per share	$(0.11)	$(0.04)	$(0.21)	$(0.06)
Adjusted Diluted (Loss) Earnings Per Share	$(0.03)	$0.03	$(0.05)	$0.06

THOUGHTWORKS HOLDING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages, share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(36,490)	$(12,272)	$(67,372)	$(20,379)
Income tax expense	1,629	4,604	1,666	11,963
Interest expense	6,637	6,150	13,223	13,012
Other (income) expense, net (i)	(29)	(6)	(215)	787
Unrealized foreign exchange loss (gain)	5,303	213	15,505	(735)
Stock-based compensation (a)	9,987	17,606	20,606	35,285
Depreciation and amortization	7,222	9,131	14,377	18,220
Acquisition costs (b)	800	2,100	1,709	3,806
Certain professional fees (c)	2,303	1,525	2,303	1,750
Employer payroll related expense on employee equity incentive plan (d)	43	249	264	491
Restructuring (f)	7,212	—	9,327	—
CEO transition costs (g)	1,102	—	1,102	—
Adjusted EBITDA	$5,719	$29,300	$12,495	$64,200
Net loss margin	(14.5)%	(4.3)%	(13.5)%	(3.4)%
Adjusted EBITDA Margin	2.3%	10.2%	2.5%	10.8%

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross profit, GAAP	$70,227	$90,877	$140,007	$188,411
Stock-based compensation	5,073	10,696	10,672	21,226
Employer payroll related expense on employee equity incentive plan (d)	32	159	255	345
Depreciation expense	1,560	3,257	3,080	6,804
Adjusted Gross Profit	$76,892	$104,989	$154,014	$216,786
Gross margin, GAAP	27.9%	31.6%	28.0%	31.7%
Adjusted Gross Margin	30.6%	36.6%	30.8%	36.5%

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
SG&A, GAAP	$79,816	$86,626	$156,046	$172,966
Stock-based compensation (a)	(4,914)	(6,910)	(9,934)	(14,059)
Acquisition costs (b)	(800)	(2,100)	(1,709)	(3,806)
Certain professional fees (c)	(2,303)	(1,525)	(2,303)	(1,750)
Employer payroll related expense on employee equity incentive plan (d)	(11)	(90)	(9)	(146)
CEO transition costs (g)	(1,102)	—	(1,102)	—
Adjusted SG&A	$70,686	$76,001	$140,989	$153,205
SG&A margin, GAAP	31.7%	30.2%	31.2%	29.1%
Adjusted SG&A Margin	28.1%	26.5%	28.2%	25.8%

THOUGHTWORKS HOLDING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages, share and per share data)

(unaudited)

(a)	The three and six months ended June 30, 2024 exclude a net reversal of $0.6 million related to the CEO transition which is included in the CEO transition costs line.

(b)	Adjusts for certain professional fees and retention wage expenses related to certain acquisitions.

(c)	Adjusts for certain one-time professional fees.

(d)	Adjusts for employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.

(e)	Adjusts for the non-cash adjustment to the fair value of contingent consideration.

(f)	Adjusts for restructuring costs which include wage-related expenses, such as employee severance and related benefits, and non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations, professional fees, and other reorganization costs.

(g)	Adjusts for CEO transition costs which includes $1.0 million of severance, $0.5 million target bonus and $0.2 million salary paid during the transition period, partially offset by a $0.6 million net reversal of stock compensation expense.

(h)	Adjusts for the income tax effects of the foregoing adjusted items, determined under the discrete method consistent with our non-GAAP measures of profitability.

(i)	Excludes a gain which was included within other income (expense), net in the condensed consolidated statements of loss and comprehensive loss related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash (used in) provided by operating activities	$(18,201)	$(2,804)	$(33,951)	$30,243
Purchase of property and equipment	(3,489)	(2,024)	(7,713)	(3,681)
Free Cash Flow	$(21,690)	$(4,828)	$(41,664)	$26,562